Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Exigent International, Inc. Omnibus Stock Option and Incentive Plan of our report dated April 4, 1998, with respect to the consolidated financial statements of Exigent International, Inc. included in its Annual Report (Form 10-K) for each of the years ended January 31, 1997 and 1998, filed with the Securities and Exchange Commission on March 30, 1999.


                                        /s/ Hoyman, Dobson & Company, P.A.
                                        ----------------------------------------
                                        Hoyman, Dobson & Company, P.A.


Melbourne, Florida
March 29, 1999